Exhibit 99.1

PRESS RELEASE

FTAI Reports First Quarter 2017 Results, Dividend of $0.33 per Common Share

NEW YORK, May 4, 2017 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ended March 31, 2017. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q1’17
Net Cash Provided by Operating Activities	$17,680
Net Loss Attributable to Shareholders	$(4,414)
Basic and Diluted Loss per Share	$(0.06)

Funds Available for Distribution (“FAD”)(1)	$21,748
Adjusted Net Loss(1)	$(249)
Adjusted Net Income (Loss) per Share(1)	$—
Adjusted EBITDA(1)	$22,137

(1)	This is a Non-GAAP measure. For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the first quarter of 2017, our total FAD was $21.75 million. This amount includes $35.76 million from equipment leasing activities, offset by $(3.69) million and $(10.32) million from infrastructure and corporate activities, respectively.

First Quarter 2017 Dividend

On May 4, 2017, the Company’s Board of Directors declared a cash dividend on its common stock of $0.33 per share for the quarter ended March 31, 2017, payable on May 26, 2017 to the holders of record on May 18, 2017.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, May 5, 2017 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI First Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Friday, May 5, 2017 through midnight Friday, May 12, 2017 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 3223604.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in May 2017 will be treated as a partnership distribution. The per share distribution components are as follows:

Distribution Components
U.S. Long Term Capital Gain(1)	$—
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income (2)	$0.0930
U.S. Dividend Income (3)	$—
Income Not from U.S. Sources(4) / Return of Capital	$0.2370
Distribution Per Share	$0.3300

1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.

2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.

3)	This income is subject to withholding under §1441 of the Code.

4)	This income is not subject to withholding under §1441 or §1446 of the Code.

It is possible that a common shareholder’s allocable share of FTAI’s taxable income may differ from the distribution amounts reflected above.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31,
(Dollar amounts in thousands, except share and per share data)	2017	2016
Revenues
Equipment leasing revenues	$31,388	$19,575
Infrastructure revenues	13,285	11,878
Total revenues	44,673	31,453

Expenses
Operating expenses	21,013	14,358
General and administrative	3,835	2,588
Acquisition and transaction expenses	1,452	1,059
Management fees and incentive allocation to affiliate	3,893	4,348
Depreciation and amortization	17,377	13,217
Interest expense	4,694	5,303
Total expenses	52,264	40,873

Other (expense) income
Equity in (losses) earnings of unconsolidated entities	(1,266)	85
Gain on sale of equipment and finance leases, net	2,018	1,722
Loss on extinguishment of debt	(2,456)	(1,579)
Interest income	283	9
Other income	12	40
Total other (expense) income	(1,409)	277

Loss before income taxes	(9,000)	(9,143)
Provision for (benefit from) income taxes	212	(66)
Net loss	(9,212)	(9,077)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(4,798)	(3,295)
Net loss attributable to shareholders	$(4,414)	$(5,782)

Basic and Diluted Loss per Share:	$(0.06)	$(0.08)
Basic	75,762,283	75,727,369
Diluted	75,762,283	75,727,369

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

(Dollar amounts in thousands, except share and per share data)	(Unaudited) March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$221,222	$68,055
Restricted cash	56,032	65,441
Accounts receivable, net	22,616	21,358
Leasing equipment, net	829,275	765,455
Finance leases, net	9,607	9,717
Property, plant, and equipment, net	363,775	352,181
Investments (includes $30,821 and $17,630 available-for-sale securities at fair value as of March 31, 2017 and December 31, 2016, respectively)	58,181	39,978
Intangible assets, net	36,638	38,954
Goodwill	116,584	116,584
Other assets	45,168	69,589
Total assets	$1,759,098	$1,547,312

Liabilities
Accounts payable and accrued liabilities	$33,362	$38,239
Debt, net	495,482	259,512
Maintenance deposits	52,216	45,394
Security deposits	21,636	19,947
Other liabilities	19,841	18,540
Total liabilities	622,537	381,632

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 75,762,674 and 75,750,943 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively)	758	758
Additional paid in capital	1,059,904	1,084,757
Accumulated deficit	(43,247)	(38,833)
Accumulated other comprehensive income	11,989	7,130
Shareholders’ equity	1,029,404	1,053,812
Non-controlling interest in equity of consolidated subsidiaries	107,157	111,868
Total equity	1,136,561	1,165,680
Total liabilities and equity	$1,759,098	$1,547,312

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(9,212)	$(9,077)
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in losses of unconsolidated entities	1,266	(85)
Gain on sale of equipment and finance leases, net	(2,018)	(1,722)
Loss on extinguishment of debt	2,456	1,579
Equity-based compensation	87	(3,963)
Depreciation and amortization	17,377	13,217
Change in current and deferred income taxes	209	(389)
Change in fair value of non-hedge derivative	—	3
Amortization of lease intangibles and incentives	1,949	1,637
Amortization of deferred financing costs	1,133	585
Operating distributions from unconsolidated entities	—	30
Bad debt expense	31	32
Other	37	138
Change in:
Accounts receivable	(1,626)	(1,769)
Other assets	11,227	(2,849)
Accounts payable and accrued liabilities	(4,992)	(1,284)
Management fees payable to affiliate	(347)	(81)
Other liabilities	103	199
Net cash provided by (used in) operating activities	17,680	(3,799)

Cash flows from investing activities:
Change in restricted cash	9,409	(2,917)
Investment in notes receivable	—	(408)
Investment in unconsolidated entities and available for sale securities	(14,654)	—
Principal collections on finance leases	110	2,204
Acquisition of leasing equipment	(67,695)	(27,317)
Acquisition of property plant and equipment	(14,796)	(8,622)
Purchase deposit for aircraft and aircraft engines	(1,120)	(3,275)
Proceeds from sale of finance leases	—	71,000
Proceeds from sale of leasing equipment	9,834	4,392
Proceeds from sale of property, plant and equipment	52	36
Proceeds from deposit on sale of leasing equipment	60	—
Return of capital distributions from unconsolidated entities	—	401
Net cash (used in) provided by investing activities	$(78,800)	$35,494

Cash flows from financing activities:
Proceeds from debt	235,411	103,158
Repayment of debt	(1,562)	(146,410)
Payment of deferred financing costs	(366)	(2,494)
Receipt of security deposits	1,425	455
Return of security deposits	(32)	(124)
Receipt of maintenance deposits	4,424	3,071
Release of maintenance deposits	—	(5,385)
Capital contributions from non-controlling interests	—	6,420
Cash dividends	(25,013)	(24,177)
Net cash provided by (used in) financing activities	$214,287	$(65,486)

Net increase (decrease) in cash and cash equivalents	$153,167	$(33,791)
Cash and cash equivalents, beginning of period	68,055	381,703
Cash and cash equivalents, end of period	$221,222	$347,912

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted Net Income and Adjusted EBITDA as performance measures.

Adjusted Net Income is our key performance measure and provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted Net Income is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings of unconsolidated entities, (b) to include the impact of cash income tax payments, and our pro-rata share of the Adjusted Net Income from unconsolidated entities, and (c) to exclude the impact of the non-controlling share of Adjusted Net Income. We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income. We believe that net income attributable to shareholders, as defined by GAAP, is the most comparable earnings measurement with which to reconcile Adjusted Net Income.

The following table presents our consolidated reconciliation of net loss attributable to shareholders to Adjusted Net Loss for the three months ended March 31, 2017 and March 31, 2016:

	Three Months Ended March 31,
(in thousands)	2017	2016
Net loss attributable to shareholders	$(4,414)	$(5,782)
Add: Provision for (benefit from) income taxes	212	(66)
Add: Equity-based compensation expense (income)	87	(3,963)
Add: Acquisition and transaction expenses	1,452	1,059
Add: Losses on the modification or extinguishment of debt and capital lease obligations	2,456	1,579
Add: Changes in fair value of non-hedge derivative instruments	—	3
Add: Asset impairment charges	—	—
Add: Pro-rata share of Adjusted Net (Loss) Income from unconsolidated entities (1)	(1,266)	85
Add: Incentive allocations	—	—
Less: Cash payments for income taxes	(3)	(351)
Less: Equity in losses (earnings) of unconsolidated entities	1,266	(85)
Less: Non-controlling share of Adjusted Net (Income) Loss (2)	(39)	989
Adjusted Net Loss	$(249)	$(6,532)

(1)
Pro-rata share of Adjusted Net (Loss) Income from unconsolidated entities includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for the excluded and included items detailed in the table above, for which there were no adjustments.

(2)
Non-controlling share of Adjusted Net (Loss) Income is comprised of the following for the three months ended March 31, 2017 and 2016: (i) equity-based compensation of $25 and $(1,619), (ii) provision for income tax of $15 and $14, and (iii) loss on extinguishment of debt of $0 and $616, less (iv) cash tax payments of $1 and $0, respectively.

We view Adjusted EBITDA as a secondary measurement to Adjusted Net Income, which we believe serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net loss attributable to shareholders to Adjusted EBITDA for the three months ended March 31, 2017 and March 31, 2016:

	Three Months Ended March 31,
(in thousands)	2017	2016
Net loss attributable to shareholders	$(4,414)	$(5,782)
Add: Provision for (benefit from) income taxes	212	(66)
Add: Equity-based compensation expense (income)	87	(3,963)
Add: Acquisition and transaction expenses	1,452	1,059
Add: Losses on the modification or extinguishment of debt and capital lease obligations	2,456	1,579
Add: Changes in fair value of non-hedge derivative instruments	—	3
Add: Asset impairment charges	—	—
Add: Incentive allocations	—	—
Add: Depreciation and amortization expense (3)	19,306	14,854
Add: Interest expense	4,694	5,303
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	(680)	1,372
Less: Equity in losses (earnings) of unconsolidated entities	1,266	(85)
Less: Non-controlling share of Adjusted EBITDA (5)	(2,242)	(2,033)
Adjusted EBITDA (non-GAAP)	$22,137	$12,241

(3)	Depreciation and amortization expense includes $17,377 and $13,217 of depreciation and amortization expense, $1,283 and $1,578 of lease intangible amortization, and $646 and $59 of amortization for lease incentives in the three months ended March 31, 2017 and 2016, respectively.

(4)	Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the three months ended March 31, 2017 and 2016: (i) net (loss) income of $(1,309) and $53, (ii) interest expense of $251 and $404, and (iii) depreciation and amortization expense of $378 and $915, respectively.

(5)	Non-controlling share of Adjusted EBITDA is comprised of the following items for the three months ended March 31, 2017 and 2016: (i) equity based compensation of $24 and $(1,619), (ii) provision for income taxes of $15 and $14, (iii) interest expense of $529 and $1,466, (iv) depreciation and amortization expense of $1,674 and $1,556, and (v) loss on extinguishment of debt of $0 and $616, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Cash from Operating Activities to FAD for the three months ended March 31, 2017 and March 31, 2016:

	Three Months Ended March 31,
(in thousands)	2017	2016
Net Cash Provided by (Used in) Operating Activities	$17,680	$(3,799)
Add: Principal Collections on Finance Leases	110	2,204
Add: Proceeds from sale of assets (1)	9,885	75,928
Add: Return of Capital Distributions from Unconsolidated Entities	—	401
Less: Required Payments on Debt Obligations (2)	(1,562)	(47,660)
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	(4,365)	5,784
Funds Available for Distribution (FAD)	$21,748	$32,858

(1)	Proceeds from sale of assets for the three months ended March 31, 2016 includes $500 received in December 2015 for a deposit on the sale of a commercial jet engine, which was completed in the three months ended March 31, 2016.

(2)	Required payments on debt obligations for the three months ended March 31, 2017 excludes $100,000 repayment of the Term Loan, and for the three months ended March 31, 2016 excludes $98,750 repayment upon the termination of the Jefferson Terminal Credit Agreement, which were voluntary refinancings as repayment of these amounts were not required at such time.

The following tables set forth a reconciliation of Cash from Operating Activities to FAD for the three months ended March 31, 2017 and March 31, 2016:

	Three Months Ended March 31, 2017
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$35,759	$(3,688)	$(10,323)	$21,748
Less: Principal Collections on Finance Leases				(110)
Less: Proceeds from sale of assets				(9,885)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				1,562
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				4,365
Cash from Operating Activities				$17,680

	Three Months Ended March 31, 2016
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$46,057	$(5,201)	$(7,998)	$32,858
Less: Principal Collections on Finance Leases				(2,204)
Less: Proceeds from sale of assets				(75,928)
Less: Return of Capital Distributions from Unconsolidated Entities				(401)
Add: Required Payments on Debt Obligations				47,660
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(5,784)
Cash used in Operating Activities				$(3,799)

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.